Exhibit 99.04
Southern Company
EPS Earnings Analysis
Three Months Ended March 2015 vs. March 2014

Cents	Description

1¢	Retail Sales

5	Retail Revenue Impacts

(3)	Weather

(3)	Wholesale Operations

(10)	Non-Fuel O&M

1	Depreciation and Amortization

1	Other Income and Deductions

(1)	Interest Expense

(9)¢	Total Traditional Operating Companies

(1)	Increase in Shares

(10)¢	Total Change in EPS (x-Items)

27	Estimated Loss on Kemper IGCC

17¢	Total Change in EPS (As Reported)

Notes
- The estimated probable losses relating to Mississippi Power Company's construction of the integrated coal gasification combined cycle facility in Kemper County, Mississippi (Kemper IGCC) significantly impacted the presentation of earnings and earnings per share for the three months ended March 31, 2014 and any similar charges may occur with uncertain frequency.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.